UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013 (November 19, 2013)

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Windsor Street	01089
West Springfield, Massachusetts	(Zip Code)
(Address of Principal Executive Offices)

(413) 858-2500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Equity Investment

On November 19, 2013, Cyalume Technologies Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with US VC Partners, L.P. (the “Investor”) for the purchase by the Investor of 123,077 units of securities of the Company for an aggregate purchase price of $4,000,003.00 (or $32.50 per unit), with each security comprising (1) one share of Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred Stock”), (2) one common stock warrant (the “Common Stock Warrant”) and (3) one preferred stock warrant (the “Preferred Stock Warrant”).

The shares of Series A Preferred Stock have the rights and preferences set forth in the Certificate of Designation which was filed by the Company with the Secretary of State of the State of Delaware on November 18, 2013 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, each share of Series A Preferred Stock ranks senior to the Company’s common stock (the “Common Stock”) with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company. Upon the Company’s liquidation, sale to or merger with another corporation, each share of Series A Preferred Stock would be entitled to a liquidation preference of $32.50 per share, plus any accrued but unpaid dividends, subject to customary adjustments as set forth in the Certificate of Designation (the “Liquidation Value”). Holders of the Series A Preferred Stock are entitled to cumulative quarterly dividends at a rate of 12% per annum, payable in cash or in kind; provided that to the extent not paid in cash or by issuance of additional Series A Shares on the last day of each calendar quarter (a “Dividend Payment Date”), all accrued dividends on any outstanding shares of Series A Preferred Stock shall accumulate and compound. In the event the Company has not paid in cash or by the issuance of additional shares of Series A Preferred Stock all accrued dividends on a Dividend Payment Date, at the election of holders of a majority of the outstanding shares of Series A Preferred Stock (which under certain circumstances must include the Investor) (the “Requisite Holders”), all such dividends accruing on the shares of Series A Preferred Stock will be paid in shares of Series A Preferred Stock. Holders of the Series A Preferred Stock are entitled to convert at any time all or any portion of the shares of Series A Preferred Stock into a number of shares of Common Stock initially equal to 50 shares of the Common Stock, determined by dividing the Liquidation Value per share of Series A Preferred Stock by the applicable conversion price per share of Series A Preferred Stock. The initial conversion price per share of Series A Preferred Stock is $0.65, subject to customary adjustments, including for any accrued but unpaid dividends and pursuant to certain anti-dilution provisions. The Series A Preferred Stock is not subject to mandatory conversion at any time.

From and after the fifth anniversary of the closing of the Purchase Agreement (the “Closing”), the Requisite Holders will have the right to elect to cause the Company to redeem, out of funds legally available therefore, all but not less than all of the then outstanding shares of Series A Preferred Stock, for a price per share equal to the Liquidation Value for such shares. From and after the eighth anniversary of the Closing, the Company will have the right to redeem, out of funds legally available therefore, all, but not less than all, of the then outstanding shares of Series A Preferred Stock, for a price per share equal to the Liquidation Value for such shares.

Each share of Series A Preferred Stock will be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible and shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Until the Investor holds less than 25% of the shares of Series A Preferred Stock purchased by the Investor pursuant to the Purchase Agreement or 5% of the Common Stock Deemed Outstanding (as defined in the Purchase Agreement), the Requisite Holders are entitled to elect to the Company’s board of directors of the Company (the “Board”) the greater of (1) one representative or (2) such greater number of representatives as is proportionate to the total number of directors as is the percentage of the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible relative to the number of shares of Common Stock Deemed Outstanding; provided that the Requisite Holders shall be entitled to elect no more than two representatives to the Board. From and after the Closing until the later of the date on which (1) the Investor holds less than a majority of the outstanding shares of Series A Preferred Stock and (2) the outstanding shares of Series A Preferred Stock represent (on an as-if converted basis) less than 5% of the number of shares of Common Stock Deemed Outstanding, the Requisite Holders will have certain special voting rights as set forth in the Certificate of Designation.

Each Common Stock Warrant issued to the Investor is exercisable at any time for 50 shares of Common Stock at an exercise price of $0.65 per share, subject to certain adjustments contained in the Common Stock Warrant. The Common Stock Warrant will have a ten-year term for exercise.

Each Preferred Stock Warrant issued to the Investor shall be exercisable for one Series A Share at an exercise price of $0.05 per share, subject to certain adjustments contained in the Preferred Stock Warrant. Each Preferred Stock Warrant shall be exercisable for a 180 day period commencing on the earlier to occur of the date on which the Company (1) provides to the Investor a written copy of the audited financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2014 (the “2014 Audited Financial Statements”), together with a computation of the consolidated EBITDA of the Company and its subsidiaries (the “2014 EBITDA”) and (2) is required to provide a written copy of the 2014 Audited Financial Statements to the Company’s lenders (but in no event later than September 30, 2015); provided, that if on or prior to the exercise of the Preferred Stock Warrant, the Company delivers to the Investor together with such 2014 Audited Financial Statements a certificate executed by a duly authorized officer of the Company, certifying that the 2014 EBITDA is greater than or equal to $4.75 million, the Preferred Stock Warrant shall terminate immediately without any further action by the Company or any Investor unless the Investor provides evidence to the Company that the amounts relied upon or the calculations set forth in such certificate are inaccurate or incorrect such that the 2014 EBITDA was not actually greater than or equal to $4.75 million.

Also on November 19, 2013 and in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company granted four long-form registrations and unlimited piggy-back registrations to the Investor, subject to certain limitations as set forth in the Registration Rights Agreement, to register the resale of (1) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, including upon conversion of any shares of Series A Preferred Stock paid as dividends on the shares of Series A Preferred Stock issued at the Closing and shares of Series A Preferred Stock issuable upon exercise of the Preferred Stock Warrant and (2) the shares of Common Stock issuable upon exercise of the Common Stock Warrants.

The Investor has a number of officers in common with Cova Small Cap Holdings, LLC (“Cova”), a significant stockholder of the Company. Two members of the Board are affiliated with, and designees of, Cova.

The foregoing summary provides only a brief description of the Purchase Agreement, the Certificate of Designations, the Common Stock Warrant, the Preferred Stock Warrant and the Registration Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 3.1, 3.2, 3.3 and 10.2, respectively, and incorporated herein by reference.

Release and Escrow Agreement

On November 19, 2013, as a condition to the Investor’s consummation of the purchase of shares of Series A Preferred Stock pursuant to the Purchase Agreement, the Company, Cyalume Technologies, Inc. (“CTI”), Cova and the Investor entered into a Release and Escrow Agreement (the “Release and Escrow Agreement”). Pursuant to the Release and Escrow Agreement, the Company and CTI, on behalf of itself, its affiliates and their respective predecessors, successors, assigns and transferees, released Cova and its affiliates, including GMS Acquisition Partners Holdings, LLC (“GMS”) and their respective equity holders and affiliates, and each of their respective officers, directors, employees, members, partners and agents (collectively, the “Releasees”), from any and all claims of the Company, CTI and their affiliates against the Releasees with respect to (1) the Stock Purchase Agreement, dated February 14, 2008 (as amended, the “Acquisition Agreement”), pursuant to which the Company acquired CTI, (2) the transactions contemplated thereby or referenced therein, and (3) any indemnification obligations which GMS or any other Releasee may have, under the Acquisition Agreement or otherwise, with respect to any losses, payments, demands, penalties, liabilities, judgment damages, diminution in value, claim or expenses which the Company or any of its subsidiaries is subjected to as a result of the litigation and arbitration proceedings (the “Omniglow Litigation”), which predated the Company’s acquisition of CTI, between CTI and certain former stockholders and management of CTI (then known as Omniglow), as described in the Company’s prior filings with the Securities and Exchange Commission.

Also pursuant to the Release and Escrow Agreement, Cova agreed to place in escrow with the Company 625,139 shares of Common Stock (the “Escrowed Shares”) to provide the Company and CTI a source of recovery with respect to any loss, liability or expense incurred by the Company, CTI or any of their respective subsidiaries or affiliates in respect of the Omniglow Litigation. The Escrowed Shares will be the Company’s sole recourse against the Releasees with respect to any losses with respect to the Omniglow Litigation.

The foregoing summary provides only a brief description of the Release and Escrow Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendments to Loan Agreements

On November 19, 2013, the Company entered into a Fourth Amendment (the “Senior Amendment”) to the Amended and Restated Revolving Credit and Term Loan Agreement, dated July 29, 2010 (as subsequently amended, the “Senior Credit Agreement”), by and among the Company, CTI, certain of the Company’s direct and indirect domestic subsidiaries party thereto from time to time as guarantors (the “Guarantors” and, together with CTI and the Company, collectively, the “Loan Parties”) and TD Bank, N.A., as administrative agent and lender (the “Lender”). The Senior Amendment extended the maturity date of the indebtedness under the Senior Credit Agreement to December 19, 2015, and changed the interest rate on borrowings to the “Base Rate” (equal to the greater of the prime rate or 3%) plus 3%. The Senior Amendment also provided for certain accommodations with respect to the Colon Settlement (as defined below) and the transactions contemplated by the Purchase Agreement.  In addition, the Senior Amendment subjects CTI to certain mandatory pre-payments, an operating budget, certain restrictions on salary increases and revisions to the financial covenants contained in the Senior Credit Agreement.

Also on November 19, 2013, the Company entered into a Fourth Amendment (the “Subordinated Amendment”) to the Subordinated Loan Agreement, dated July 29, 2010 (the “Subordinated Loan Agreement”), by and among the Company, CTI, certain of the Company’s direct and indirect domestic subsidiaries party thereto from time to time as guarantors (the “Guarantors” and, together with CTI and the Company, collectively, the “Subordinated Loan Parties”), Granite Creek Flexcap I, L.P. (“GCF”), Patriot Capital II, L.P. (“Patriot” and, together with GCF, the “Subordinated Lenders”) and Granite Creek Partners Agent, L.L.C., as administrative agent (the “Administrative Agent”).  The Subordinated Amendment extended the maturity date of the indebtedness under the Senior Loan Agreement to June 30, 2016. The Subordinated Amendment also provides for certain accommodations with respect to the Colon Settlement and the transactions contemplated by the Purchase Agreement.  In addition, the Subordinated Amendment subjects CTI to certain mandatory pre-payments, an operating budget, certain restrictions on salary increases and revisions to the financial covenants contained in the Subordinated Loan Agreement.

In connection with the Subordinated Amendment, the Company issued to GCF and Patriot Second Amended and Restated Warrants (the “Amended and Restated Warrants”) to purchase up to 267,950 shares and 187,564 shares, respectively, of the Company’s common stock. The Amended and Restated Warrants amend and replace the existing warrants (the “Existing Warrants”) that were issued to GCF and Patriot on March 30, 2012.  The Amended and Restated Warrants terminate ten years after issuance and are exercisable for $0.01 per share.  The Amended and Restated Warrants are exercisable on a cashless basis at the option of GCF and Patriot.  The Amended and Restated Warrants have standard anti-dilution protection upon a distribution of dividends or a reclassification of the Company’s common stock.  The Amended and Restated Warrants provide that GCF and Patriot will be entitled to the same demand and piggyback registration rights that existed with respect to the Existing Warrants.

The foregoing summary provides only a brief description of the Senior Amendment, the Junior Amendment and the Amended and Restated Warrants issued to GFC and Patriot. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 10.4, 10.5, 3.4 and 3.5, respectively, and incorporated herein by reference.

Amendment and Restatement of JFC Note

Also on November 19, 2013, the Company and JFC Technologies, LLC (“JFC”) entered into an amended and restated promissory note (the “Restated Note”), which amended and restated in its entirety the promissory note in the original principal amount of $2,100,000 originally issued by the Company to JFC on December 31, 2012 (the “Original Note”). Pursuant to the terms of the Restated Note, interest accrues on the principal amount at the rate of 12% per annum, retroactive to the date of the Original Note. The entire principal amount and all accrued interest under the Restated Note is due on the maturity date of December 31, 2016, or earlier upon the refinancing of the Company’s existing indebtedness (subject to the availability of at least $5,000,000 in available credit after such repayment) or a sale of the Company. Up to $1 million of the principal amount of the Restated Note is convertible, at the option of JFC, into that number of shares of Series A Preferred Stock equal to the portion of the principal amount being converted divided by the conversion price of $32.50 per share (subject to adjustment based on certain changes in capitalization affecting the Series A Preferred Stock). In addition, upon conversion of the first $499,980 of the principal amount of the Restated Note, JFC would receive (1) warrants, in substantially the same form as the Common Stock Warrant, to purchase, for each $6.50 of the principal amount so converted, ten shares of the Company’s common stock, and (2) warrants, in substantially the same form as the Preferred Stock Warrant, to purchase, for each $32.50 of the principal amount so converted, one share of Series A Preferred Stock. The Restated Note also amends the right previously granted to James G. Schleck, as set forth in the Amendment Agreement entered into on December 27, 2012 among the Company, Cyalume Specialty Products, Inc., JFC and Mr. Schleck, to be named by the Company as a nominee for election to the Board, such that Mr. Schleck will retain such right for so long as any of the following conditions is satisfied: (1) JFC and/or James G. Schleck collectively own at least 10% of the total number of outstanding shares of the Common Stock, (2) any portion of the indebtedness under the Restated Note remains outstanding, or (3) JFC shall have exercised the conversion option under the Restated Note and shall continue to beneficially own any shares of Series A Preferred Stock acquired upon such exercise.

Upon the issuance of the Restated Note, the Company issued to JFC warrants (the “JFC Warrants”), in substantially the same form as the Amended and Restated Warrants, to purchase up to 73,009 shares of the Company’s common stock. The JFC Warrants terminate ten years after issuance and are exercisable for $0.01 per share.  The JFC Warrants are exercisable on a cashless basis at the option of JFC.  The JFC Warrants have standard anti-dilution protection upon a distribution of dividends or a reclassification of the Company’s common stock.

JFC is a significant stockholder of the Company, and is controlled by James G. Schleck, an employee of the Company and a member of the Company’s board of directors.

The foregoing summary provides only a brief description of the Restated Note and the JFC Warrants. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents, copies of which are attached hereto as Exhibits 10.6 and 3.6, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

On November 19, 2013, the Company entered into a settlement agreement that fully resolved an arbitration with Antonio Colon, a former employee of the CTI (the “Colon Settlement”). As previously reported by the Company, the arbitration was filed against the Company, CTI, and CT’s wholly-owned subsidiary, Cyalume Realty, Inc. (“CRI”). Pursuant to the settlement agreement, the Company made a payment to Mr. Colon at the closing of the settlement, and executed a promissory note to pay to Mr. Colon additional amounts over a period of five years commencing March 27, 2013 and ending October 2, 2018. As part of the settlement agreement, CRI will also convey back to Mr. Colon’s designee an approximately four acre parcel of vacant real property in Colorado Springs, Colorado that was previously conveyed to CRI when the Company acquired Combat Training Solutions, Inc. in December 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Designation filed by the Company with the Secretary of State of the State of Delaware on November 18, 2013.

3.2	Warrant to Purchase Common Stock, dated November 19, 2013, issued to the Investor.

3.3	Warrant to Purchase Series A Preferred Stock, dated November 19, 2013, issued to the Investor.

3.4	Second Amended and Restated Warrant to Purchase Common Stock, dated November 19, 2013, issued to Granite Creek FlexCap I, L.P.

3.5	Second Amended and Restated Warrant to Purchase Common Stock, dated November 19, 2013, issued to Patriot Capital II, LP.

3.6	Warrant to Purchase Common Stock, dated November 19, 2013, issued to JFC.

10.1	Securities Purchase Agreement, dated November 19, 2013, between the Company and the Investor.

10.2	Registration Rights Agreement, dated November 19, 2013, between the Company and the Investor.

10.3	Release and Escrow Agreement, dated November 19, 2013, among the Company, CTI, Cova and the Investor.

10.4	Fourth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated November 19, 2013.

10.5	Fourth Amendment to Subordinated Loan Agreement, dated November 19, 2013.

10.6	Amended and Restated Promissory Note, dated November 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: November 22, 2013

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation filed by the Company with the Secretary of State of the State of Delaware on November 18, 2013.

3.2	Warrant to Purchase Common Stock, dated November 19, 2013, issued to the Investor.

3.3	Warrant to Purchase Series A Preferred Stock, dated November 19, 2013, issued to the Investor.

3.4	Second Amended and Restated Warrant to Purchase Common Stock, dated November 19, 2013, issued to Granite Creek FlexCap I, L.P.

3.5	Second Amended and Restated Warrant to Purchase Common Stock, dated November 19, 2013, issued to Patriot Capital II, LP.

3.6	Warrant to Purchase Common Stock, dated November 19, 2013, issued to JFC.

10.1	Securities Purchase Agreement, dated November 19, 2013, between the Company and the Investor.

10.2	Registration Rights Agreement, dated November 19, 2013, between the Company and the Investor.

10.3	Release and Escrow Agreement, dated November 19, 2013, among the Company, CTI, Cova and the Investor.

10.4	Fourth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated November 19, 2013.

10.5	Fourth Amendment to Subordinated Loan Agreement, dated November 19, 2013.

10.6	Amended and Restated Promissory Note, dated November 19, 2013.